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                                                                    EXHIBIT 99.4


                    [LETTERHEAD OF ROBERTSON STEPHENS, INC.]




Board of Directors
Elastic Networks Inc.
6120 Windward Parkway, Suite 100
Alpharetta, Georgia 30005

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated December 27, 2001, to the Board of Directors of Elastic Networks Inc. ("Elastic") as Annex I to, and reference thereto under the captions "SUMMARY -- Opinion of Financial Advisors -- Elastic" and "THE MERGER -- Opinion of Elastic's Financial Advisor" in, the joint proxy statement-prospectus of Elastic and Paradyne Networks, Inc. ("Paradyne") included in the Registration Statement on Form S-4 relating to the proposed merger transaction involving Elastic and Paradyne. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                        /s/ Robertson Stephens, Inc.
                                        ----------------------------------------
                                        ROBERTSON STEPHENS, INC.





January 16, 2002